2Q25 Earnings Presentation

Reinsurance Group of America, Incorporated

07.31.2025

Safe Harbor

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the "Company"), and future developments associated with the previously announced transaction relating to the master transaction agreement that a Company subsidiary entered into with subsidiaries of Equitable Holdings, Inc., pursuant to which on July 31, 2025 such Company subsidiary entered into coinsurance and modified coinsurance agreements with those counterparties (the "Reinsurance Transaction"). Forward-looking statements often contain words and phrases such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "if," "intend," "likely," "may," "plan," "potential," "pro forma," "project," "should," "will," "would," and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company's liquidity, access to capital, and cost of capital, (4) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company's future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company's collateral arrangements, (7) action by regulators that have authority over the Company's reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent's status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company's current and planned markets, (10) the impairment of other financial institutions and its effect on the Company's business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company's investment securities or result in the impairment of all or a portion of the value of certain of the Company's investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company's ability to make timely sales of investment securities, (14) risks inherent in the Company's risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company's dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company's clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors' responses to the Company's initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company's entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company's telecommunication, information technology, or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the Company's ability to achieve the expected benefits of the Reinsurance Transaction, and (29) other risks and uncertainties described in this document and in the Company's filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

RGA

Use of Non-GAAP Financial Measures

Reinsurance Group of America, Incorporated (the "Company") discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of its operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company's results of operations, financial statements and the underlying profitability drivers and trends of the Company's businesses by excluding specified items which may not be indicative of the Company's ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company's financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company's non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1. **Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. Adjusted operating income is calculated as net income available to the Company's shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:**
    - substantially all of the effect of net investment related gains and losses;
    - changes in the fair value of embedded derivatives;
    - changes in the fair value of contracts that provide market risk benefits;
    - non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
    - any net gain or loss from discontinued operations;
    - the cumulative effect of any accounting changes;
    - the impact of certain tax-related items; and
    - any other items that the Company believes are not indicative of the Company's ongoing operations;

    as any of the above items can be volatile and may not reflect the underlying performance of the Company's business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company's management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting." Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. **Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company's results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company's assumption reviews.**
3. **Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.**
4. **Shareholders' equity position excluding the impact of accumulated other comprehensive income (loss) ("AOCI"), shareholders' average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company's businesses on shareholders' equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company's investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:**
    - Shareholders' average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
    - Shareholders' average equity position excluding AOCI and notable items; and
    - Shareholders' average equity position excluding AOCI, B36 and notable items.
5. **Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders' equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company's management incentive programs. The Company also discloses the following non-GAAP financial measures:**
    - Adjusted operating return on equity excluding AOCI and B36;
    - Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders' equity excluding notable items and AOCI; and
    - Adjusted operating return on equity excluding AOCI, B36 and notable items..

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company's adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts" and related amendments ("LDTI"). For additional information regarding the Company's adoption of LDTI, see Note 1 – "Business and Basis of Presentation" and Note 3 – "Impact of New Accounting Standard" in the notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Second Quarter Financial Highlights

Below expectations, primarily due to claims experience in U.S. Traditional

Operating performance

- Adjusted operating income, excluding notable items of **$4.72**[1] per diluted share
- Adjusted operating ROE, excluding notable items, of **14.3%**[1] for the trailing twelve months
- Unfavorable claims experience in U.S. Traditional, primarily driven by U.S. Individual Life and healthcare excess line in U.S. Group
- Favorable investment performance; strong variable investment income; non-spread new money rate[2] of **6.53%**

Business momentum

- Closed strategic transaction with subsidiaries of Equitable Holdings, Inc. ("EQH"); impacts are not included in Q2 results
- Capital deployment of **$276 million** for the quarter into in force block transactions
- Traditional premium growth of **11.0%** year-to-date on a constant currency[3] basis
- Attractive transaction pipeline, supported by estimated deployable capital[4] of **$3.4 billion**

Balance sheet management

- Estimated excess capital[5] increased from $1.9 billion to **$3.8 billion**, or **$2.3 billion** pro forma for the EQH transaction
- Increase in estimated excess capital reflects recognition of additional credit for a portion of the value of in force business
- Existing capital expected to be sufficient to support our growth and return capital to shareholders through dividends and share repurchases
- Investment portfolio remains well-positioned to weather economic cycles

[1]Please refer to "Use of Non-GAAP Financial Measures".
[2]Excludes spread business. Excludes purchases of cash, cash equivalents, U.S. Treasury notes, and purchases made using proceeds from funding agreement-backed notes.
[3]Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.
[4]Estimated deployable capital includes RGA's assumptions of sources and uses of capital over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change. See slide 15 for additional information regarding estimated deployable capital.
[5]Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. Pro forma excess capital includes the impact of the EQH reinsurance transaction. See slide 15 for additional information regarding estimated excess capital.

RGA

Consolidated Results

Strong adjusted operating ROE relative to 13%-15% target

Adjusted operating EPS, excluding notable items[1]



$5.57
$4.73
$6.02
$5.48
$6.13
$4.99
$5.66
$4.72
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25

Trailing 12 month adjusted operating ROE, excluding notable items[1]



14.0%
14.4%
14.8%
15.3%
15.5%
15.4%
15.0%
14.3%
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25

Results reflected

- Strong new business momentum
- Balance sheet optimization
- Benefit of earnings diversification

[1] Please refer to "Use of Non-GAAP Financial Measures".

Q2 Results by Segment

Adjusted operating income (loss) before taxes[1]	2Q25
U.S. and Latin America Traditional	$4
U.S. and Latin America Financial Solutions	$97
Canada Traditional	$28
Canada Financial Solutions	$9
EMEA Traditional	$18
EMEA Financial Solutions	$116
APAC Traditional	$104
APAC Financial Solutions	$77
Corporate and Other	$(32)
Total	**$421**

- **U.S. and Latin America**: Traditional results reflected unfavorable individual life large claims experience and group healthcare excess experience; Financial Solutions results reflected favorable variable investment income and higher investment yields
- **Canada**: Traditional results reflected unfavorable group and individual life experience; Financial Solutions results reflected favorable variable investment income and longevity experience
- **EMEA**: Traditional results reflected unfavorable claims experience, partially offset by favorable other experience; Financial Solutions results reflected favorable longevity experience, higher variable investment income, and higher investment margins due to ongoing growth
- **APAC**: Traditional results reflected favorable claims experience; Financial Solutions results reflected favorable variable investment income
- **Corporate**: Results were favorable compared to the expected average quarterly run rate due to higher variable investment income

[1]$ in millions. Please refer to "Use of Non-GAAP Financial Measures".

Premium Growth

Continued strong momentum

Traditional premium growth



6.1%
4.0%
6.7%
3.3%
5.9%
4.9%
8.3%
7.9%
11.0%
10.6%
2021
2022
2023
2024
2Q25 YTD
Traditional Reported
Traditional Constant Currency

Premiums[1]	2Q25 YTD	2Q24 YTD	% Change	Constant Currency % Change[2]
U.S. and Latin America Traditional	$3,940	$3,542	11.2%	11.5%
Canada Traditional	$658	$644	2.2%	5.9%
EMEA Traditional	$1,113	$993	12.1%	10.0%
APAC Traditional	$1,593	$1,424	11.9%	12.9%
Total Traditional	**$7,304**	**$6,603**	**10.6%**	**11.0%**
Global Financial Solutions[3]	$866	$2,693	(67.8%)	(68.3%)
Total	**$8,170**	**$9,296**	**(12.1%)**	**(12.0%)**

[1] $ in millions.
[2] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate. Excludes adverse net foreign currency effects of $15 million.
[3] The decrease is primarily due to an approximately $90 million contribution from single premium pension risk transfer transaction completed in 2Q25 YTD, compared to approximately $2.2 billion in 2Q24 YTD. Adjusting for these impacts, consolidated net premiums were up approximately 12%.

Total Company Biometric Experience

Experience not reflected in income will be recognized over remaining life of the business

Last 5 Quarters

- Current quarter results driven primarily by U.S. Traditional business, both individual life and group healthcare excess
- Year-to-date experience for the U.S. Individual Life business is broadly in line with expectations



$ in millions
$2
($14)
$79
$0
($52)
($58)
$196
$58
($256)
($158)
2Q24
3Q24
4Q24
1Q25
2Q25

Cumulative since Q1 2023

- Favorable economic experience since Q1 2023



$ in millions
$272
($115)

Underlying Claims Experience (Economic)[1] Financial Impact (Accounting)[2]

[1] Claims experience shown as the difference between actual experience and best estimate expectations. Best estimates are reviewed regularly and can change over time.
[2] Represents the portion of the underlying claims experience recognized in the current period income.

Investment Portfolio

High quality portfolio

~$115B
Assets under management

>94%
Fixed maturity securities rated investment-grade[1]

Disciplined approach

- Investment strategy balances risk and return to build a portfolio to weather economic cycles
- Disciplined approach focuses on strong credit underwriting with emphasis on higher-quality, diversified fixed income assets
- Broad investment completion platform supports strong new business aligned to liabilities and in force management
- Q2 impairments and change in allowances of $68 million

Asset allocation[2,3]



1.2%
1.1%
2.9%
0.2%
4.6%
5.1%
6.2%
8.7%
$115.3B
70.0%
Investment Grade Bonds
Mortgage Loans on Real Estate
Funds Withheld at Interest
Short-Term/Cash Equivalents
High Yield Bonds
LPs/Real Estate JVs
Other Invested Assets
Policy Loans
Equity Securities

Fixed maturity securities credit rating[2,4]



1.1%
5.1%
29.7%
$86.0B
64.1%
AAA/AA/A
BBB
BB
<BB

[1] Non-investment grade portfolio is primarily BB rated.
[2] Based on fair values of assets under management as of June 30, 2025.
[3] $4.6 billion of assets supporting funds withheld liabilities.
[4] The rating agency designation includes all "+" or "-" at that rating level (e.g., "BBB" includes "BBB+", "BBB", and "BBB-").

RGA

Non-Spread Investment Results

Investment yield[1]

- Yield excluding variable investment income ("VII") increased primarily due to higher new money rates
- VII higher vs. prior quarter across both limited partnerships and real estate joint ventures



4.76%
4.65%
5.08%
4.95%
4.83%
4.80%
4.90%
4.64%
5.31%
4.98%
2Q24
3Q24
4Q24
1Q25
2Q25
Reported
Excluding VII

New money rate[2]

- Q2 new money rate of **6.53%**, well above portfolio yield
- Opportunistic mix shift vs. Q1 to align growing portfolio towards allocation target, more than overcame lower market yields



6.22%
5.68%
6.04%
6.39%
6.53%
2Q24
3Q24
4Q24
1Q25
2Q25
Reported

[1] On an amortized cost basis, excluding spread business; average invested assets at amortized cost in Q2 equaled $45.7 billion.
[2] Excludes purchases of cash, cash equivalents, U.S. Treasury notes, and purchases made using proceeds from funding agreement-backed notes.

RGA

Commercial Mortgage Loans (CML)

Portfolio metrics | High quality

60%
Loan to value

>95%
CM1 & CM2 NAIC rating

$11M
Average loan size

1.75x
Debt service coverage ratio

Well diversified

- Geography
- Property type
- Maturity ladder
  - 2025: 2%
  - 2026: 9%
  - 2027: 9%

Commercial mortgage loan investments by property type[1]



$9.9B
Industrial 32.5%
Retail 31.4%
Office 17.7%
Multi-Family 12.9%
Hotel 4.3%
Other 1.2%

- Experienced internal team has managed through multiple real estate cycles
- Disciplined portfolio underwriting provides significant expected downside support
  - Limited delinquency or non-performers
  - CML office loan exposure represents 1.5% of total cash and invested assets
  - No traditional malls in retail portfolio

Office metrics[2]

- LTV 64%
- DSCR 1.89x
- Avg. loan size $11 million
- Primarily Suburban

[1] Based on recorded investments as of June 30, 2025.
[2] Expected office CML maturities ($): 2025: $59 million, 2026: $357 million, 2027: $255 million.

Variable Investment Income

Supported by alternative equity strategy

- Strategic growth of diversified alternative equity portfolio supports income, business growth, and integrated client solutions
- Portfolio long-term annual return assumption[1] of 10% to 12%
- 2025 targets based on expected returns below the long-term assumptions; approximately 6% return expectation, including limited contribution from real estate
- Potential volatility manageable, given alternative equity allocation of $3.3 billion (2.9% of total portfolio), well diversified
  - 56% is private equity across over 230 positions

Alternative equity exposure[2]



Real Estate Joint Ventures 36%
Other 8%
Private Equity 56%

Well diversified, 2.9% of total portfolio

[1] Excludes prepayment fees on fixed maturity securities and mortgage loans that are included in overall VII. Return assumption includes asset base growth.
[2] As of June 30, 2025. Other includes other funds/LPs. Real Estate Joint Ventures includes <$100 million accounted for as limited partnerships.

Capital and Liquidity

Capital

- Strong capital position to support our growth and return of capital through dividends and share repurchases
- Estimated deployable capital[1] of $3.4 billion and estimated excess capital[2] of $2.3 billion pro forma for the EQH transaction

$ in billions



$12.3
$13.0
$14.0
$15.1
$16.1
2021
2022
2023
2024
2Q25
RGA Inc.'s Equity ex-AOCI 3
Debt
Hybrids

Leverage ratios

- Manageable leverage ratios, expected to be within targeted range over time



16.6%
29.7%
15.7%
31.2%
14.6%
32.3%
17.7%
34.0%
16.5%
36.1%
2021
2022
2023
2024
2Q25
Debt to Total Capital
Debt + Hybrids to Total Capital

Ample liquidity

- $548 million[4] at the holding company
- Temporary increase in cash[5] balance due to timing of portfolio repositioning on new transactions
- Access to $850 million syndicated credit facility and other sources

$ in billions



$2.9
$2.9
$3.0
$3.3
$5.4
2021
2022
2023
2024
2Q25
Cash and Cash Equivalents

[1] Estimated deployable capital includes RGA's assumptions of sources and uses of capital over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change. See slide 15 for additional information regarding estimated deployable capital.
[2] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. Pro forma excess capital includes the impact of the EQH reinsurance transaction. See slide 15 for additional information regarding estimated excess capital.
[3] Please refer to "Reconciliations of Non-GAAP Measures".
[4] Includes cash and invested assets.
[5] Includes cash and cash equivalents.

Capital Deployed

In force and other transactions

- A recognized leader in large and complex transactions
- Long track record of credibility with clients and regulators
- Demonstrated execution certainty
- EQH transaction deployment of $1.5 billion will be reflected in Q3 results



$ in millions
$543
$430
$933
$1,676
$694
2021
2022
2023
2024
2Q25 YTD
North America
EMEA
APAC
Corporate

Shareholder dividends and share repurchases

- Consistently paying shareholder dividends; steady growth over time
- Balance with share repurchases after support of business pipeline and shareholder dividends



$ in millions
$290
$280
$419
$229
$118
2021
2022
2023
2024
2Q25 YTD
Shareholder Dividends
Share Repurchases

- Continued success in all geographic regions
- Strong new business pipeline
- Increased quarterly dividend to $0.93 per share

RGA

Estimated Excess and Deployable Capital

Capital to support robust pipeline and return of capital to shareholders

$2.3B (After EQH reinsurance transaction)

Pro forma excess capital[1]

Estimate of capital available in excess of RGA's target level; Considers RGA's multiple capital frameworks, where the binding capital framework can change

High-level roll forward considering capital generation and capital deployed

In 2Q25, RGA received additional capital credit relating to a portion of in force business, further validating the long-term value of existing business

$3.4B

Estimated deployable capital[2]

Estimate of capital that can be deployed into transactions or returned to shareholders over the next 12 months

Organic capital generation Expected annual organic capital generation of **$1.0-$1.4 billion** with ability to leverage with debt to **$1.4-$1.8 billion** over time

Access to third-party capital Additional projected capacity to supplement organic capital and generate fee income

Capital deployment Available deployment into both organic flow business and transactions with a focus on Creation Re and delivering outsized returns

Estimated Excess and Deployable Capital ($ in billions)	
Estimated excess capital[1] 1Q25	$1.9
Recognition of value of in force	2.0
2Q25 activity	
Net income	0.2
Capital deployed	(0.3)
Estimated excess capital[1] 2Q25	**$3.8**
EQH reinsurance transaction	(1.5)
Pro forma excess capital[1] 2Q25	**$2.3**
Capital sources[3]	2.1
Capital uses[4]	(1.0)
Estimated deployable capital[2]	**$3.4**

[1] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. Pro forma excess capital includes the impact of the EQH reinsurance transaction.
[2] Estimated deployable capital includes RGA's assumptions of sources and uses of capital over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.
[3] Capital sources primarily includes organic capital generation, run-off of existing business, third-party capital, and capital markets issuances
[4] Capital uses primarily includes organic capital deployment, shareholder dividends,, and capital markets maturities.

Long-Term Business, Long-Term Success

- A global leader, differentiated market position
- Diversified platform, well-balanced risk profile
- Disciplined underwriter, proactive risk manager
- Long-term focused investment strategy balancing risks and returns
- Effective capital management
- Valuable franchise

Book value per share (ex-AOCI)[1] total return growth[2]



15-Year 10.0% CAGR
9.7% CAGR[3]
$40.36
$146.22
$113.04
$156.63
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
1/1/2021 2021 2022 2023 2024 2Q25
As Reported
Revised for LDTI Accounting Standard and Excluding B36

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] CAGR growth of book value per share ex-AOCI and B36 plus dividends.
[3] Includes 1Q25, 2Q25.

Well-Positioned for the Future

Significant strategic successes in Q2

Strong **new business momentum** across key geographies

Benefit of **earnings diversification** by product and geography

Strong **investments results and platform** including variable investment income

Existing capital expected to be **sufficient to support growth** and return capital to shareholders

Differentiated and uniquely positioned for long-term success

- Global liability origination platform
- Industry-leading biometric risk expertise
- Integrated asset management capabilities
- Flexible capital sourcing to fuel growth and manage risk

RGA

Appendix

Q2 Pre-Tax Income Reconciliation[1]

	2Q25	2Q24
Income before taxes	$341	$269
Investment-related		
Change in allowance for credit losses and impairments	66	18
Net losses on sale of fixed maturity securities[2]	24	113
Change in market value of certain limited partnerships and other	0	4
Derivative-related		
Embedded derivatives[3]	2	(32)
Change in market value of derivative instruments[4]	(42)	117
Market risk benefits, net of hedging[5]	(1)	(1)
Tax-related items and other[6]	31	3
Adjusted operating income before taxes	$421	$491

- Change in credit allowance and investment impairments due to market conditions
- Net losses on sale of fixed maturity securities primarily associated with portfolio repositioning
- Change in income from embedded derivatives primarily due to changes in credit spreads and interest rates
- Change in value of derivative instruments due to volatility in foreign exchange rates, interest rates and equity markets

[1] $ in millions.
[2] Net losses on sale of fixed maturity securities include market value adjustments on surrender charges.
[3] Embedded derivatives related to funds withheld or modified coinsurance transactions and equity-indexed annuities.
[4] Derivative instruments comprised primarily of non-qualifying hedges and credit derivatives.
[5] Market risk benefits include GMXBs, which are policy riders that provide a specified guaranteed minimum benefit.
[6] The Tax-related items and other line item includes pension risk transfer day one loss and other immaterial items.

RGA

Reconciliations of Non-GAAP Measures

Reconciliation of pre-tax income to adjusted operating income before taxes, excluding notable items		
In millions	2Q24	2Q25
RGA Consolidated		
Pre-tax income	$ 269	$ 341
Capital (gains) losses, derivatives and other, net	262	100
Change in MV of embedded derivatives	(40)	(20)
Adjusted operating income before taxes	$ 491	$ 421
Notable items	-	-
Adjusted operating income before taxes, excluding notable items	$ 491	$ 421

Reconciliation of net income available to RGA shareholders to adjusted operating income, excluding notable items		
	2Q24	2Q25
Net income available to RGA shareholders	$ 203	$ 180
Capital (gains) losses, derivatives and other, net	193	153
Change in MV of embedded derivatives	(31)	(18)
Adjusted operating income	$ 365	$ 315
Notable items	-	-
Adjusted operating income excluding notable items	$ 365	$ 315

Reconciliation of earnings-per-share available to RGA shareholders to adjusted operating earnings-per-share				
Diluted share basis	3Q23	4Q23	1Q24	2Q24
Earnings-per-share	$ 4.29	$ 2.37	$ 3.16	$ 3.03
Capital (gains) losses, derivatives and other, net	1.68	(0.13)	4.08	2.91
Change in MV of embedded derivatives	(0.40)	2.49	(1.22)	(0.46)
Adjusted operating earnings-per-share	$ 5.57	$ 4.73	$ 6.02	$ 5.48
Notable items	-	-	-	-
Adjusted operating income excluding notable items	$ 5.57	$ 4.73	$ 6.02	$ 5.48
	3Q24	4Q24	1Q25	2Q25
Earnings-per-share	$ 2.33	$ 2.22	$ 4.27	$ 2.70
Capital (gains) losses, derivatives and other, net	(0.53)	4.60	0.80	2.29
Change in MV of embedded derivatives	1.82	(1.83)	0.59	(0.27)
Adjusted operating earnings-per-share	$ 3.62	$ 4.99	$ 5.66	$ 4.72
Notable items	2.51	-	-	-
Adjusted operating income excluding notable items	$ 6.13	$ 4.99	$ 5.66	$ 4.72

Reconciliations of Non-GAAP Measures

Reconciliation of trailing twelve months of consolidated net income available to RGA shareholders to adjusted operating income and related return on equity (ROE), excluding notable items

Trailing twelve months	3Q23 Income	3Q23 ROE	4Q23 Income	4Q23 ROE	1Q24 Income	1Q24 ROE	2Q24 Income	2Q24 ROE
Net income available to RGA shareholders	$ 1,035	13.9%	$ 902	11.4%	$ 860	10.2%	$ 858	9.7%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	295		432		526		596	
Adjusted operating income	$ 1,330	14.7%	$ 1,334	14.5%	$ 1,386	14.8%	$ 1,454	15.3%
Notable items after tax	(47)		-		-		-	
Adjusted operating income excluding notable items	$ 1,283	14.0%	$ 1,334	14.4%	$ 1,386	14.8%	$ 1,454	15.3%

Trailing twelve months	3Q24 Income	3Q24 ROE	4Q24 Income	4Q24 ROE	1Q25 Income	1Q25 ROE	2Q25 Income	2Q25 ROE
Net income available to RGA shareholders	$ 727	7.7%	$ 717	7.1%	$ 793	7.5%	$ 770	7.0%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	597		625		526		499	
Adjusted operating income	$ 1,324	13.8%	$ 1,342	13.8%	$ 1,319	13.4%	$ 1,269	12.7%
Notable items after tax	168		168		169		169	
Adjusted operating income excluding notable items	$ 1,492	15.5%	$ 1,510	15.4%	$ 1,488	15.0%	$ 1,438	14.3%

Reconciliation of RGA, Inc. shareholders' average equity to RGA, Inc. shareholders' average equity excluding AOCI and notable items

In millions	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25
RGA, Inc. shareholders' average equity	$ 7,466	$ 7,931	$ 8,408	$ 8,830	$ 9,495	$ 10,045	$ 10,509	$ 11,027
Less effect of AOCI:								
Accumulated currency translation adjustment	(73)	(30)	5	41	57	60	45	59
Unrealized (depreciation) appreciation of securities	(5,443)	(5,018)	(4,732)	(4,792)	(4,376)	(3,950)	(4,105)	(4,272)
Effect of updating discount rates on future policy benefits	3,921	3,774	3,804	4,120	4,225	4,234	4,723	5,249
Change in instrument-specific credit risk for market risk benefits	13	10	8	6	5	4	4	5
Pension and postretirement benefits	(26)	(22)	(23)	(24)	(26)	(27)	(25)	(23)
RGA, Inc. shareholders' average equity excluding AOCI	9,074	9,217	9,346	9,479	9,610	9,724	9,867	10,009
Year-to-date notable items, net of tax	83	37	-	-	33	67	67	67
RGA, Inc. shareholders' average equity excluding AOCI and notable items	$ 9,157	$ 9,254	$ 9,346	$ 9,479	$ 9,643	$ 9,791	$ 9,934	$ 10,076

Reconciliations of Non-GAAP Measures

Reconciliation of RGA, Inc. shareholders' equity to RGA, Inc. shareholders' equity excluding AOCI

In millions	2Q25	2024	2023	2022	2021
RGA, Inc. shareholders' equity	$ 12,053	$ 10,816	$ 9,081	$ 7,081	$ 8,180
Less effect of AOCI:					
Accumulated currency translation adjustment	130	(19)	68	(116)	(13)
Unrealized (depreciation) appreciation of securities	(4,897)	(4,526)	(3,667)	(5,496)	3,779
Effect of updating discount rates on future policy benefits	6,533	5,412	3,256	3,755	(4,209)
Change in instrument-specific credit risk for market risk benefits	3	2	3	13	(7)
Pension and postretirement benefits	(17)	(20)	(29)	(27)	(50)
RGA, Inc. shareholders' equity excluding AOCI	$ 10,301	$ 9,967	$ 9,450	$ 8,952	$ 8,680

Reconciliation of book value per share to book value per share excluding AOCI and B36

	2Q25	2024	2023	2022	2021	1/1/2021
Book value per share*	$ 182.37	$ 164.19	$ 138.39	$ 106.19	$ 121.79	$ 100.64
Less effect of AOCI:						
Accumulated currency translation adjustment	1.96	(0.27)	1.04	(1.73)	(0.20)	(1.02)
Unrealized (depreciation) appreciation of securities	(74.10)	(68.73)	(55.88)	(82.44)	56.27	82.59
Effect of updating discount rates on future policy benefits	98.85	82.16	49.62	56.32	(62.67)	(94.42)
Change in instrument-specific credit risk for market risk benefits	0.05	0.03	0.05	0.19	(0.10)	0.53
Pension and postretirement benefits	(0.26)	(0.31)	(0.45)	(0.41)	(0.74)	(1.06)
Book value per share excluding AOCI*	$ 155.87	$ 151.31	$ 144.01	$ 134.26	$ 129.23	$ 114.02
Less effect of B36:	(0.76)	(0.66)	(2.06)	(0.10)	2.18	0.98
Book value per share excluding AOCI and B36*	$ 156.63	$ 151.97	$ 146.07	$ 134.36	$ 127.05	$ 113.04

*Reflects adoption of LDTI Accounting Standard

Reconciliation of book value per share to book value per share excluding AOCI

	2022	2020	2019	2018	2017	2016	2015
Book value per share	$ 62.16	$ 211.19	$ 185.17	$ 134.53	$ 148.48	$ 110.31	$ 94.09
Less: Effect of unrealized appreciation (depreciation) of securities	(81.10)	80.94	52.65	13.63	34.14	21.07	14.35
Less: Effect of accumulated currency translation adjustments	(2.56)	(1.02)	(1.46)	(2.69)	(1.34)	(2.68)	(2.78)
Less: Effect of unrecognized pension and post retirement benefits	(0.40)	(1.06)	(1.12)	(0.80)	(0.78)	(0.67)	(0.71)
Book value per share excluding AOCI	$ 146.22	$ 132.33	$ 135.10	$ 124.39	$ 116.46	$ 92.59	$ 83.23

	2014	2012	2011	2010	2009	2008	2007
Book value per share	$ 102.13	$ 93.47	$ 79.31	$ 64.96	$ 49.87	$ 33.54	$ 48.70
Less: Effect of unrealized appreciation (depreciation) of securities	23.63	25.40	19.35	8.88	1.43	(7.62)	5.05
Less: Effect of accumulated currency translation adjustments	1.19	3.62	3.13	3.48	2.80	0.35	3.43
Less: Effect of unrecognized pension and post retirement benefits	(0.72)	(0.50)	(0.42)	(0.20)	(0.22)	(0.20)	(0.14)
Book value per share excluding AOCI	$ 78.03	$ 64.95	$ 57.25	$ 52.80	$ 45.86	$ 41.01	$ 40.36

The information in the table immediately above does not reflect RGA's adoption of LDTI.

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